                                                                EXHIBIT 10.40.03

                                  May 19, 2000



eUniverse, Inc.
101 North Plains Industrial Road
Wallingford, CT 06492

          Re: Letter Agreement (the "Letter Agreement") by and among eUniverse, Inc., a Nevada corporation ("eUniverse"), and all of the Former Shareholders of The Big Network, Inc. ("BNI") who are Shareholders of eUniverse and are Counter-signatories to the Letter Agreement, dated March 13, 2000 (collectively, the "Shareholders"), providing for the purchase of a minimum of 500,000 shares of eUniverse common stock by eUniverse from the former shareholders of BNI.

Ladies and Gentlemen:

         This letter is to confirm that the undersigned consent to extend the Closing Date, as defined in the Letter Agreement, from April 24, 2000 to May 26, 2000.

         In addition, eUniverse agrees to file to register all the shares held by the Shareholders (including those held in escrow) on May 29, 2000, if the Closing (as defined in the Letter Agreement dated March 13, 2000), does not occur by May 26, 2000. In addition, the Guarantor (as defined in the Letter Agreement dated March 13, 2000) will immediately transfer 250,000 shares of common stock in eUniverse to the Shareholders, to be distributed on a pro rata basis to the Shareholders. The Guarantor will transfer an additional 50,000 shares of common stock in eUniverse to the Shareholders for each week (or the portion of a week) that transpires until the shares held by the Shareholders are registered and fully tradeable. All additional shares transferred shall be registered along with those shares held by the Shareholders.

         Please acknowledge receipt of the foregoing and your agreement and consent to same by executing a copy of this letter where indicated below and returning a copy to us by facsimile and a fully executed original to us by overnight mail courier.

                                Very truly yours,


                                         Arba, LLC.

/s/ Stephen D. Sellers                   By: /s/ Dave Pell
------------------------                     -----------------------------
    Stephen D. Sellers                       Its: Managing member

/s/ Michael Sellers                          /s/ David Dove
------------------------                     -----------------------------
    Michael Sellers                              David Dove

/s/ John V. Hanke                            /s/ Arie Grossman
------------------------                     -----------------------------
    John V. Hanke                                Arie Grossman

Argus Capital, LLC.                          /s/ Sharon Vinick
                                             -----------------------------
By: /s/ Charles R. Ewald                         Sharon Vinick
------------------------
    Its: Manager                             PacRim Access Group,
                                             By:  /s/ Keiji Miyagawa
                                                 ------------------------
                                                 Its: CEO and President

Agreed and accepted this
19th day of May, 2000.

eUniverse, Inc.

By: /s/ Brad D. Greenspan
    --------------------------
    Name: Brad D. Greenspan
    Its:  Chairman